Exhibit 5.1

Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

July 22, 2011

Bridgepoint Education, Inc.

13500 Evening Creek Drive North, Suite 600

San Diego, CA 92128

Re: Bridgepoint Education, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 to be filed by Bridgepoint Education, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission on or about July 22, 2011 (the “Registration Statement”) in connection with the registration for resale under the Securities Act of 1933, as amended, of up to 34,589,220 shares of the Company’s common stock that are issued and outstanding (the “Shares”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We are members of the bar of the State of California. For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California, the Delaware General Corporation Law and the Federal laws of the United States of America.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.